                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY



                            SHARE EXCHANGE AGREEMENT

                                 BY AND BETWEEN
                              WESTOWER CORPORATION

                                      AND

                     TOM T. CUNNINGHAM, SOLE SHAREHOLDER OF
                  STANDBY SERVICES, INC., A TEXAS CORPORATION

                          DATED AS OF AUGUST 31, 1998

                               TABLE OF CONTENTS


ARTICLE I     Share Exchange........................................................ 1
        1.1.  Exchange of Shares.................................................... 1

ARTICLE II    Closing and Closing Documents......................................... 2
        2.1.  Date, Time and Place of Closing....................................... 2
        2.2.  The Shareholder Closing Documents; Deliveries to Westower............. 2
        2.3.  Westower Closing Documents; Deliveries to the Shareholder............. 3

ARTICLE III   Representations and Warranties of the Shareholder..................... 3
        3.1.  Organization and Authority of the Company............................. 4
        3.2.  No Subsidiaries, Partnerships and Joint Ventures...................... 4
        3.3.  Financial Statements.................................................. 4
        3.4.  No Undisclosed Liabilities............................................ 4
        3.5.  Dealings with Affiliates.............................................. 4
        3.6.  Taxes................................................................. 4
        3.7.  Contracts............................................................. 6
        3.8.  Intentionally Omitted................................................. 6
        3.9.  Litigation............................................................ 6
       3.10.  No Default............................................................ 6
       3.11.  Liabilities........................................................... 6
       3.12.  Permits and Approvals................................................. 7
       3.13.  Intentionally Omitted................................................. 7
       3.14.  Accounts Receivable................................................... 7
       3.15.  Corporate Books and Records........................................... 7
       3.16.  Title to Properties................................................... 7
       3.17.  Conflicts with Instruments and Laws................................... 7
       3.18.  Governmental Authorizations........................................... 8
       3.19.  Claims, Administrative Actions and Lawsuits........................... 8
       3.20.  Leases; No Unowned Assets Utilized.................................... 8
       3.21.  Insurance............................................................. 8
       3.22.  Pooling of Interests.................................................. 9
       3.23.  Absence of Certain Changes or Events.................................. 9
       3.24.  Real Property; Business Locations.....................................10
       3.25.  Environmental Liabilities.............................................10
       3.26.  Absence of Questionable Payments......................................11
       3.27.  The Company's Employees...............................................12
       3.28.  WARN..................................................................12
       3.29.  Compliance with Laws..................................................12
       3.30.  Employee Benefit Plans................................................12
       3.31.  Full Disclosure.......................................................13

       3.32.  Reliance..............................................................13

ARTICLE IV    Representations and Warranties of the Shareholder Concerning Stock,
Agreement and the Westower Shares...................................................13
        4.1.  Enforceability........................................................13
        4.2.  Stock of the Company..................................................13
        4.3.  Ownership of the Company Shares.......................................14
        4.4.  Investment Intent.....................................................14
        4.5.  No Current Registration of the Westower Shares........................14
        4.6.  Information Related to the Westower Shares............................14

ARTICLE V     Representations and Warranties of Westower............................14
        5.1.  Organization and Existence............................................15
        5.2.  Power and Authority...................................................15
        5.3.  Authorization.........................................................15
        5.4.  Binding Effect........................................................15
        5.5.  Capitalization........................................................15
        5.6.  Westower Shares.......................................................15
        5.7.  Westower Financial Statements.........................................15
        5.8.  No Default............................................................15
        5.9.  No Consents...........................................................16
       5.10.  No Knowledge of the Shareholder's Default.............................16
       5.11.  Filings with the SEC..................................................16
       5.12.  Subsequent Events; Investment Information.............................16
       5.13.  Pooling of Interests..................................................17
       5.14.  Full Disclosure.......................................................17
       5.15.  Reliance..............................................................17

ARTICLE VI    Covenants of the Shareholder..........................................17
        6.1.  Access to Properties and Records......................................17
        6.2.  Ordinary Course of Business...........................................17
        6.3.  Maintenance of Property...............................................17
        6.4.  No New Material Agreements............................................17
        6.5.  Compensation..........................................................18
        6.6.  Indebtedness..........................................................18
        6.7.  No Securities Issued..................................................18
        6.8.  Repurchase; Dividends.................................................18
        6.9.  Cooperation...........................................................18
       6.10.  Sale of the Westower Shares...........................................18
       6.11.  Disposition of the Westower Shares....................................19
       6.12.  Election to Close Books...............................................19
       6.13.  Confidentiality and Noncompetition....................................19
       6.14.  Audit.................................................................19

       6.15.  Subchapter S Matters..................................................19

ARTICLE VII   Covenants of Westower.................................................20
        7.1.  Confidentiality.......................................................20
        7.2.  Westower's Cooperation................................................20
        7.3.  Registration and Listing of the Westower Shares.......................20
        7.4.  Westower SEC Filing Obligations.......................................21
        7.5.  Removal of Legend on Certificates Representing the Westower Shares....21
        7.6.  Election to Close Books...............................................21
        7.7.  Member of the Board of Directors......................................21
        7.8.  Access to Properties and Records......................................22
        7.9.  Cooperation...........................................................22

ARTICLE VIII  Conditions Precedent to the Shareholder's Obligations.................22
        8.1.  Westower's Representations and Warranties.............................22
        8.2.  Delivery of the Westower Documents....................................22
        8.3.  Other Approvals.......................................................22
        8.4.  No Litigation.........................................................22
        8.5.  Waivers and Consents Obtained.........................................23
        8.6.  Pooling of Interests..................................................23

ARTICLE IX    Conditions Precedent to Westower's Obligations........................23
        9.1.  Representations and Warranties........................................23
        9.2.  Delivery of the Shareholder Closing Documents.........................23
        9.3.  Other Approvals.......................................................23
        9.4.  No Litigation.........................................................23
        9.5.  Waivers and Consents Obtained.........................................24
        9.6.  Pooling of Interests..................................................24

ARTICLE X     Indemnification.......................................................24
       10.1.  Indemnification of Westower...........................................24
       10.2.  Indemnification of the Shareholder....................................24
       10.3.  Procedure for Claims..................................................25
       10.4.  Limitation on the Shareholder's Indemnification.......................26
       10.5.  Duration of Representations and Warranties............................26

ARTICLE XI    Termination; Waiver and Amendment.....................................27
       11.1.  Termination...........................................................27
       11.2.  Waiver and Amendment..................................................27

ARTICLE XII   Miscellaneous.........................................................27
       12.1.  Expenses..............................................................27
       12.2.  Exhibits and Schedules Incorporated by Reference......................27

       12.3.  Notices...............................................................28
       12.4.  Counterparts..........................................................29
       12.5.  Party in Interest.....................................................29
       12.6.  Entire Agreement; Writing Required to Amend...........................29
       12.7.  Partial Invalidity....................................................29
       12.8.  Headings..............................................................29
       12.9.  Precedence of Documents...............................................29
      12.10.  Assignment............................................................30
      12.11.  Choice of Law.........................................................30
      12.12.  Enforcement Cost......................................................30
      12.13.  Equitable Remedies....................................................30
      12.14.  The Shareholder's Access to Books and Records.........................30
      12.15.  Time of the Essence...................................................30
      12.16.  Joint Approval of Press Release.......................................30
      12.17.  Survival..............................................................31
      12.18.  Construction..........................................................31
      12.19.  Cumulative Rights.....................................................31

                            SHARE EXCHANGE AGREEMENT


     This Share Exchange Agreement (the "Agreement") is entered as of the 31st day of August, 1998 by TOM T. CUNNINGHAM ("the Shareholder") and WESTOWER CORPORATION, a Washington corporation ("Westower").

                                    RECITALS

     A. Westower wishes to acquire from the Shareholder, on the terms and conditions set forth in this Agreement, all of the issued and outstanding shares of the capital stock of Standby Services, Inc., a Texas corporation (the "Company").

     B. The Shareholder is the owner of 1,000 shares of the common stock, par value $1.00 per share of the Company (the "Company Shares").

     C. The Company Shares represent all of the issued and outstanding capital stock of the Company, and the Shareholder desires to exchange the Company Shares for shares of the common stock, par value $0.01 per share, of Westower (each share of such stock being a "Westower Share").

     D. It is the intent of the parties that the transaction qualify as a corporate reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code") and as a "pooling of interests" for financial accounting purposes.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements contained herein, the Shareholder and Westower hereby agree as follows:

                                   ARTICLE I
                                 SHARE EXCHANGE

      1.1.     Exchange of Shares.  Subject to the terms and conditions of this
               ------------------
Agreement, on the Closing Date (as defined below) all of the Company Shares shall be exchanged for an aggregate of 543,590 Westower Shares. On the Closing Date, Westower shall become the holder of record and beneficial owner of all the issued and outstanding Company Shares. Moreover, on the Closing Date, Westower shall direct that its transfer agent issue a certificate for the required number of the Westower Shares with the restrictions set forth in this Agreement and deliver the certificate by overnight courier to the Shareholder.

                                   ARTICLE II
                         CLOSING AND CLOSING DOCUMENTS

      2.1.     Date, Time and Place of Closing.  The exchange of the Company
               -------------------------------
Shares for the Westower Shares contemplated hereunder shall take place at a closing (the "Closing") to be held at 11:00 a.m. eastern time on August 31, 1998, or such other date as the parties may agree, at the offices of Morgan, Lewis & Bockius LLP located at One Logan Square, Philadelphia, Pennsylvania 19103, or at such other place as the parties may mutually agree. The date on which the Closing occurs is herein referred to as the "Closing Date." All documents required to be delivered or actions to be taken at the Closing shall be delivered or performed simultaneously, and no delivery shall be considered to have been made and no action shall be considered to have been performed until all such deliveries or actions have been completed. As used herein, the term "Closing Documents" shall refer to all or any of the documents and certificates enumerated in Paragraphs 2.2 and 2.3 below.

      2.2.     The Shareholder Closing Documents; Deliveries to Westower.  At
               ---------------------------------------------------------
the Closing, the Shareholder shall deliver or cause to be delivered to Westower the following documents (collectively, the "Shareholder Closing Documents"):

          (a) Stock Certificates.  Certificates, executed in blank by the
              ------------------
Shareholder, or certificates accompanied by assignment separate from certificate executed by the Shareholder, representing all of the Company Shares;

          (b) Company Good Standing Certificate.  A certificate issued by the
              ---------------------------------
Secretary of State of Texas indicating that the Company is qualified and in good standing within such jurisdiction;

          (c) The Shareholder's Certificate.  A certificate signed by the
              -----------------------------
Shareholder dated as of the Closing Date in the form attached as Exhibit A
                                                                 ---------
hereto. Such certificate, if and when delivered, shall for all purposes of this Agreement constitute an additional representation and warranty of the Shareholder to the same extent as if made in this Agreement;

          (d) Opinion of the Shareholder's Counsel.  An opinion of Hysinger &
              ------------------------------------
Pearson, counsel for the Shareholder, dated as of the Closing Date, in form and substance to Westower and its counsel, as to the matters set forth in Exhibit B
                                                                      ---------
hereto;

          (e) Employment Agreement.  An Employment Agreement between the Company
              --------------------
and the Shareholder in the form of Exhibit C attached hereto (the "Employment
                                   ---------
Agreement") duly executed by the Shareholder and the Company; and

          (f) Other Instruments.  Such other instruments as may be necessary or
              -----------------
advisable and reasonably required to effect the purposes hereof.

      2.3.     Westower Closing Documents; Deliveries to the Shareholder.  At
               ---------------------------------------------------------
the Closing, Westower shall deliver or cause to be delivered to the Shareholder the following documents (collectively, the "Westower Closing Documents"):

          (a) Stock Certificate.  A letter dispatched by Westower to Westower's
              -----------------
transfer agent directing that it prepare and deliver by overnight mail to the Shareholder a certificate representing the Westower Shares;

          (b) Westower Certificate.  A certificate of Westower dated as of the
              --------------------
Closing Date in the form attached as Exhibit D hereto signed by an authorized
                                     ---------
officer of Westower. Such certificate, if and when delivered, shall for all purposes of this Agreement constitute an additional representation and warranty of Westower to the same extent as if made in this Agreement;

          (c) Westower Good Standing Certificate.  A certificate issued by the
              ----------------------------------
Secretary of State of Washington indicating that Westower is qualified and in good standing within such jurisdiction;

          (d) Resolutions Authorizing Transaction.  A certificate dated as of
              -----------------------------------
the Closing Date signed by the Secretary of Westower evidencing all resolutions adopted by the Board of Directors of Westower authorizing the transactions contemplated by this Agreement and the incumbency of officers executing documents on behalf of Westower;

          (e) Registration Rights Agreement.  A Registration Rights Agreement
              -----------------------------
between Westower and the Shareholder in the form of Exhibit E attached hereto,
                                                    ---------
duly executed by Westower; and

          (f) Other Instruments.  Such other instruments as may be necessary or
              -----------------
advisable and reasonably required to effect the purposes hereof.

                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER
                             CONCERNING THE COMPANY

     Where a representation contained in this Agreement is qualified by the phrase "to the Shareholder's knowledge" (or words of similar import), such expression means that, after having conducted a due diligence review, the Shareholder believes the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. The Shareholder represents and warrants (to the Shareholder's knowledge, except as to Section 3.6) to Westower as follows:

      3.1.     Organization and Authority of the Company.  The Company is a
               -----------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its businesses in the same manner as such businesses are now being conducted. The Company is not qualified as a foreign corporation to do business in any other jurisdiction and is not required to be so qualified.

      3.2.     No Subsidiaries, Partnerships and Joint Ventures.  The Company
               ------------------------------------------------
owns no equity interest in any corporation, joint venture, partnership or other entity.

      3.3.     Financial Statements.  Attached hereto as Schedule 3.3 is a
               --------------------                      ------------
balance sheet of the Company which has been prepared by the Company and dated as of July 31, 1998 (the "July 31 Balance Sheet") and the statements of operations for the seven months then ended (collectively, the "July 31 Financial Statements"), the balance sheets of the Company at December 31 in each of 1997, 1996 and 1995, and the related statements of operations and cash flows of the Company for each of the years then ended, all of which are unaudited (collectively, the "Annual Financial Statements"). The July 31 Financial Statements and the Annual Financial Statements present fairly the financial position of the Company at the respective dates thereof, and the results of the Company's operations and cash flows for the periods then ended, all in accordance with generally accepted accounting principles consistently applied.

      3.4.     No Undisclosed Liabilities.  Except as disclosed on Schedule 3.4
               --------------------------                          ------------
attached hereto, the Company has no material liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent, known or unknown and whether due or to become due, that were not reflected on the July 31 Balance Sheet (except accrued expenses and accounts payable incurred by the Company in the ordinary course of business thereafter and obligations under contracts set forth on Schedule 3.7 attached hereto or not required to be set forth thereon
         ------------
because of the size or nature thereof), and the Shareholder does not know of any basis for assertion against the Company of any such liability or obligation.

      3.5.     Dealings with Affiliates.  Except for the contractual agreements
               ------------------------
as listed on Schedule 3.5 attached hereto, the Company does not have, directly
             ------------
or indirectly, any material contractual arrangements (including any express written employment agreements) with the Shareholder or any relative of the Shareholder or any entity controlled by any of them or any officer or director. Without limiting the generality of the foregoing sentence, except as set forth on Schedule 3.5 attached hereto, no affiliate, shareholder, officer, director or
   ------------
employee of the Company is, directly or indirectly, a joint investor or venturer with, or owner, lessor, lessee, licensor or licensee of any real or personal property, tangible or intangible, owned or used by the Company or was or is a lender to or debtor of the Company.

      3.6.     Taxes.  For purposes of this Agreement, "Tax" means any federal,
               -----
state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. Except as set forth on Schedule 3.6 attached hereto:
                                              ------------

          (a) The Company has filed all Tax Returns that it has been required to file. All such Tax Returns were correct and complete. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid or properly accrued. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other third party.

          (c) There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any authority in writing, or (ii) as to which the Shareholder or any employee responsible for Tax matters of the Company has knowledge. No Tax Returns filed with respect to the Company have been audited or currently are the subject of audit. The Shareholder has delivered to Westower correct and complete copies of all federal income and state Tax Returns filed by the Company since December 31, 1995 and all related examination reports and statements of deficiencies, if any.

          (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) The unpaid Taxes of the Company did not, as of July 31, 1998, exceed the reserve for Tax liability set forth on the face of the July 31 Balance Sheet.

          (f) The Company has made a valid election to be treated as an S corporation within the meaning of Section 1361 of the Code ("S Corporation"), and such election has been in effect for each of the Company's taxable years since January 1, 1997. The Company has qualified and will qualify as an S Corporation at all times from election up to and including the Closing Date. The Company has not been and will not be subject to any Taxes pursuant to
Section 1363(d) or Section 1374 of the Code at any time up to and including the Closing Date.

      3.7.     Contracts.  Schedule 3.7 attached hereto contains a true and
               ---------   ------------
complete list of all contracts, agreements, arrangements and understandings, oral or written, to which the Company is a party or by which the Company is bound which (a) is not entered into in the ordinary course of business, or (b) are between the Company and the Shareholder or any relative of the Shareholder or an entity controlled by the Shareholder or any relative of the Shareholder, including, without limitation, all guaranties, promissory notes and security agreements, license agreements, purchase and supply agreements, and agreements relating to the borrowing of money. Except as set forth on Schedule 3.7, all
                                                            ------------
such contracts are valid, binding and legal obligations of the Company, enforceable against the Company in accordance with the terms thereof, except as the enforceability thereof may be subject to the effect of (y) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (z) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. True and complete copies of each such contract entered into outside the normal course of the Company's business have been delivered to Westower. The Company has not received notice, nor is the Company otherwise aware, that any party to any such contract intends to cancel, terminate or refuse to renew any such contract or to exercise or decline to exercise any option or right thereunder.

      3.8.     Intentionally Omitted.
               ---------------------

      3.9.     Litigation.  Other than as reflected on Schedule 3.9 attached
               ----------                              ------------
hereto, there are no legal actions, suits, arbitrations, or other legal, administrative or other governmental proceedings pending or threatened against the Company and having a material adverse effect on its properties, assets or business; and the Shareholder is not aware of any facts which to his knowledge may result in any such action, suit, arbitration, or other proceeding.

      3.10.    No Default.  Neither the execution and delivery of this Agreement
               ----------
or the Shareholder Closing Documents nor full performance by the Shareholder of his obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Articles of Incorporation or Bylaws of the Company or, of any contract, commitment or other obligation included in or necessary for the operation of the Company's business following the Closing or any other material contract, commitment, or other obligation to which the Company is a party.

      3.11.    Liabilities.  The Company is not in default under any nonmonetary
               -----------
provision, note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, and no existing condition exists which, with the giving of notice or the passage of time, or both, would constitute such a default, in either case, which default is or would be likely to have a material adverse effect on its business; and the Company is not in default of any monetary provision of any of the foregoing.

      3.12.    Permits and Approvals.  Except as otherwise disclosed on Schedule
               ---------------------                                    --------
3.12 attached hereto, (a) the Company is not in material default under any
-----
permit, approval or qualification, which default is likely to have a material adverse effect on the Company's business, nor is there any existing condition which, with the giving of notice or the passage of time, or both, would constitute such a material default; (b) other than those items listed on

Schedule 3.12, no permit, approval or qualification of any government or
-------------
governmental unit, agency, board, body or instrumentality, whether federal, state or local, is necessary for the conduct of the Company's business as same has been and is being conducted; and (c) there is no lawsuit or proceeding pending, or threatened with respect to any of the foregoing.

      3.13.    Intentionally Omitted.
               ---------------------

      3.14.    Accounts Receivable.  Except as disclosed on Schedule 3.14
               -------------------                          -------------
attached hereto, all accounts receivable of the Company reflected on the July 31 Balance Sheet are bona fide and have arisen in the ordinary course of business. The July 31 Balance Sheet contains adequate provision for doubtful accounts set forth on the July 31 Balance Sheet. Notwithstanding the foregoing, the Shareholder does not warrant the collectibility of any particular accounts receivable of the Company reflected on the July 31 Balance Sheet.

      3.15.    Corporate Books and Records.  The Company has furnished to
               ---------------------------
Westower's representatives for their examination true and complete copies of (a) the Company's Articles of Incorporation and Bylaws as currently in effect, (b) the Company's minute books, which books are complete in all material respects, and (c) the Company's stock transfer books. Such minutes reflect all documented meetings of the Company's shareholders and Board of Directors and any committees thereof since the Company's inception, and accurately reflect in all material respects the events of and actions taken at such meetings.

      3.16.    Title to Properties.  Except mortgage loans in an aggregate
               -------------------
amount not exceeding $40,000, the Company holds good title, free and clear of all mortgages, liens, pledges, charges and encumbrances, to all the properties and assets reflected on the July 31 Balance Sheet.

      3.17.    Conflicts with Instruments and Laws.  Except as disclosed in
               -----------------------------------
Schedule 3.17 attached hereto, neither the execution and delivery of this
-------------
Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Shareholder with any of the provisions hereof will, (a) conflict with, or result in a breach or contravention of, or in a default or the creation of any lien under, any of the terms, conditions or provisions of any note, bond, mortgage indenture, license, agreement or other instrument or obligation (including without limitation the Company's Articles of Incorporation and Bylaws) to which the Company is a party or by which it or any of its properties or assets may be bound, or (b) violate any statute, law, regulation, order, writ, injunction or decree applicable to the Company or any of its properties or assets. No consent, approval or other action by any governmental authority is required in connection with the execution, delivery and performance by the Shareholder of this Agreement.

      3.18.    Governmental Authorizations.  Except as set forth on Schedule
               ---------------------------                          --------
3.18 attached hereto, the Company has all licenses, permits, clearances and
----
other authorizations from federal, state and local authorities as are necessary for the conduct of its business and operations except where the failure to have such licenses, permits, clearances, and other authorizations would not have a material adverse effect on the Company's financial position, results of operation or business.

      3.19.    Claims, Administrative Actions and Lawsuits.  Except as disclosed
               -------------------------------------------
in Schedule 3.19 attached hereto and except as to those matters which have been
   -------------
finally settled or otherwise resolved prior to the date hereof, the Company is not aware of and has not been served with, any notice or claim by any governmental agency, customer, employee or any other party whatsoever relating to (a) any infringement or misappropriation of any patent or other intellectual property right in connection with performance of the services provided by the Company and/or any equipment manufactured or sold by the Company; (b) any environmental claim associated with operations of the Company or the ownership or operation of any property or properties by the Company; (c) any claim of non-compliance by the Company under any occupational safety or health law; (d) any negligence claims or errors and omissions claims with respect to any services performed by the Company or any goods or products sold by the Company; (e) any violation of any law or regulation or any term or condition of any permit or license held by the Company; (f) any workers' compensation statute and any other applicable equal employment opportunity or discrimination, wage and hour legislation, collective bargaining agreement, wrongful discharge, personnel or other employment related statutes, laws or common law rights of any type or description; or (g) any other litigation of any type related in any way to the business and operations of the Company.

      3.20.    Leases; No Unowned Assets Utilized.  Schedule 3.20 attached
               ----------------------------------   -------------
hereto sets forth the real property leases and material personal property leases of the Company. Other than the assets leased pursuant to leases listed on
Schedule 3.20, there are no other material assets or properties necessary or
-------------
utilized in the business and operations of the Company that are not owned by the Company. All of the leases disclosed in Schedule 3.20 hereof are in good
                                         -------------
standing and are valid and effective in accordance with their respective terms and, no material breach or default of the Company or by any other party thereto exists or has been asserted with respect to any thereof, including but not limited to a failure on the part of the Company to pay any rents that have accrued under any such leases.

      3.21.    Insurance.  Schedule 3.21 attached hereto is a certificate of all
               ---------   -------------
policies of fire, liability, title and other forms of insurance held by the Company. There are no material claims pending thereunder. Except as set forth on Schedule 3.21, all such policies or similar policies have been in force for
   -------------
at least five years and will be in force on the Closing Date in accordance with their respective terms, including without limitation, with respect to any insured losses resulting from occurrences prior to the Closing Date. The Company is not in material default with respect to any provisions of any such policy and has not failed to give any notice or failed to present any material claim thereunder, as to which it has knowledge, in due and timely fashion.

      3.22.    Pooling of Interests.  There are no facts known to the
               --------------------
Shareholder relating to the Company or the Shareholder that preclude the transactions contemplated by this Agreement from qualifying for "pooling of interests" accounting treatment. The Shareholder does not know of any director or officer of the Company owning shares of Westower.

      3.23.    Absence of Certain Changes or Events.  Except as to matters
               ------------------------------------
disclosed in Schedule 3.23 attached hereto, since December 31, 1997, as relates
             -------------
to the Company, there has not been:

          (a) Any loss, damage or destruction in the nature of a casualty loss or otherwise, whether covered by insurance or not, of any asset or assets, the destruction of which, taken singly or in the aggregate is material to the business and operations of the Company;

          (b) The adoption, promulgation or rescission of any statute, regulation, order, ordinance or other law, the adoption, promulgation or rescission of which materially and adversely affects any of the business and operations of the Company as they are currently being conducted;

          (c) Any failure to maintain the books and records of the Company in the usual, regular and ordinary manner and in accordance with good business practice and in accordance with generally accepted accounting principles consistently applied;

          (d) Except as set forth in paragraph 6.15, no declaration, setting aside or payment of any dividend, or other distribution, in respect of any capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any capital stock of the Company by or on behalf of the Company;

          (e) Any issuance or sale by the Company of any of its stock, bonds or other securities;

          (f) Any labor controversy or the threatening of any strike, work stoppage or slowdown materially affecting the business or assets of the Company;

          (g) Any sale, sale/lease back transfer, or other disposition of any material tangible asset of the Company (material for purposes of this paragraph being any transaction or agreement having a value in excess of $100,000), except in the ordinary course of business, other than agreements relating to the purchase and sale of inventory and/or contract equipment in the ordinary course of business in excess of $100,000, or any sale, assignment, transfer or other disposition of any of its material patents, trademarks, trade names, brand names, copyrights, licenses or other intangible assets;

          (h) Any amendment, termination or waiver of any right of material value belonging to the Company;

          (i) Any increase in the compensation payable or to become payable by the Company to any of its officers, employees or agents, other than normal merit and cost-of-living increases in accordance with the general prevailing practices of the Company existing prior to December 31, 1997;

          (j) Any changes in the Company's ordinary and customary practices with respect to the invoicing of customers, the collection of any accounts receivable, and payment of any accounts payable; or

          (k) Any material adverse change in the financial position, results of operations, business or prospects of the Company.

      3.24.    Real Property; Business Locations.  Except for the real property
               ---------------------------------
described in Schedule 3.24 attached hereto, the Company has never owned any real
             -------------
property. All of the offices, manufacturing facilities and/or warehouse facilities (collectively, "the Company Facilities" and any of them singly "the Company Facility") ever maintained or utilized by the Company in the conduct of any of its business are and on the Closing Date will be located on such property or the leased properties described on Schedule 3.20 hereof. The Company has
                                      -------------
not, and the owner of any of the Company Facilities has not, heretofore received any notice of any pending condemnation or similar proceeding or charge affecting the Company Facilities or any portion thereof, and the Company is not aware that any such proceeding or charge is contemplated and has not received any notice of a proposed increase in assessed valuation of any of the Company Facilities. The existing water, sewer, gas and electricity lines, storm sewer and other utility systems on any of the Company Facilities are adequate to serve the utility needs of such facilities for the business purposes presently conducted thereon; there are no material structural defects in any of the buildings or other improvements related to any of the Company Facilities; the heating, electrical, plumbing and drainage at, or servicing each of the Company Facilities and all facilities and equipment relating thereto are in working order; the Company has received no notice that a default exists or breach exists and, to the Company's knowledge, no default or breach exists under any of the covenants, conditions, restrictions, rights-of-way or easements affecting any real property associated with any of the Company Facilities or any portion of any such facilities; and no fact or condition exists which would result in the termination of the current access from any of the Company Facilities to any presently existing highways and roads adjoining or situated on any such facilities.

      3.25.    Environmental Liabilities.  Except as disclosed on Schedule 3.25
               -------------------------                          -------------
attached hereto, in the operation of the business of the Company at any time prior to the Closing Date, including but not limited to the ownership or operation of any real properties, the Company (a) has not been in violation of any common law or any federal foreign, state or local laws, regulations, statutes or ordinances relating to personal injury arising out of Hazardous Substances (as such term is hereinafter defined) or protection of the environment (collectively, the "Environmental Laws"); (b) possesses all of the material permits, licenses, approvals and identification numbers required under any Environmental Laws for the operation of each of the Company Facilities in the manner in which any such facility is presently operated; (c) is in compliance in all material respects with all permits, licenses and approvals required by any of the Environmental Laws for the operation of each of the Company Facilities in the manner in which each such facility is currently being operated, except for such non-compliance as would not be reasonably expected to lead to imposition of penalties or similar sanctions by regulatory agencies; (d) is not aware of any conditions that will affect the continued validity after the Closing Date of all such permits, licenses and approvals required by any Environmental Laws for the operation of any of the Company Facilities in the manner in which it is currently being operated; (e) is not aware of the existence of any pending or threatened suits, proceedings, investigations or claims with respect to sites of, or the operations conducted at any of the Company Facilities relating to the enforcement of any Environmental Laws or to determine the existence of any environmental liabilities; (f) is not aware of the existence of any pending or threatened suits, proceedings or claims by any third parties for damages or injunctive relief arising out of the presence of any emissions, discharges, releases or threatened releases, storage, transportation or the handling of pollutants, contaminants, regulated wastes or hazardous wastes (collectively, the "Hazardous Substances") on or off the sites of any of the Company Facilities allegedly caused, directly or indirectly, by the operations of the Company at any such facility; (g) is not aware of the existence of any citizen complaint relating to the site of any of the Company Facilities or the operations of the Company at any such facility; (h) other than normal wear and tear on equipment that may alter its performance, is not aware of any existing circumstances that may interfere with the continued compliance with any existing permit, license or approval required by statute or regulations for the operation of any of the Company Facilities in the manner in which it is presently operated, except for such non-compliance as would not be reasonably expected to lead to imposition of penalties or similar sanctions by regulatory agencies; (i) is not aware of the occurrence of any spill discharge, deposit or other release of any Hazardous Substances, in excess of reportable quantities under federal or state environmental laws and which has led or is likely to lead to enforcement actions by governmental agencies, at any of the Company Facilities caused, directly or indirectly, by the Company; (j) is not aware of any asbestos conditions at any of the Company Facilities; (k) is not aware of any transformers, fixtures or other electrical equipment containing PCB's installed in, affixed to or located at any of the Company Facilities; (l) is not aware of any storage tanks for petroleum or hazardous substances located at any of the Company Facilities, whether above ground, underground or within a structure; (m) is not aware of any current or prior use of the premises of the Company Facilities which would give rise to liability under any Environmental Laws; and (n) is not aware of any potential liability under any Environmental Laws arising out of any pre-Closing utilization of or operations at any of the Company Facilities by the Company or other third parties and has not been placed on notice of any claim of any governmental agency or other regulatory body claiming violation of any Environmental Laws or requiring any remediation or cleanup with respect to any of the Company Facilities or requiring any change in the means or methods of operation of any such facility.

      3.26.    Absence of Questionable Payments.  Neither the Company nor any of
               --------------------------------
its directors, officers, agents, employees or any other person acting on behalf of the Company has used any of the Company's funds for improper or unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to governmental officials or others. Neither the Company nor any of its current directors, officers, agents, employees or any other person acting on behalf of the Company has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, with the applicable provisions of the United States Foreign Corrupt Practices Act, as amended, and other applicable laws and regulations relating to corrupt practices and similar matters.

      3.27.    The Company's Employees.  Schedule 3.27 attached hereto sets
               -----------------------   -------------
forth a list of each employee of the Company and their pay type. Except as disclosed on Schedule 3.27, there are no outstanding claims for wages,
             -------------
vacations, or other benefits or compensation of any type or description, whether currently payable or deferred under any defined benefit pension plan, any defined contribution pension plan, any implied or deemed employee benefit or plan, or any welfare plan or otherwise or any other policy, program or practice, whether formal or informal, by any of the Company's employees or any other individuals covered by or eligible under such plans or programs, other than wages that will become due for current pay periods and/or benefits that have accrued through the Closing Date and will become payable in the future. There are no threatened or existing claims by any of the Company's employees with respect to any applicable workers' compensation, worker health or safety, equal employment opportunity or discrimination, wage and hour, wrongful discharge, personnel or other employment related statutes, laws or common law rights of any type or description. Except as disclosed on Schedule 3.27, there is no
                                             -------------
collective bargaining agreement in existence between the Company and a collective bargaining representative for any of the Company's employees, and during the one year period immediately preceding the date of this Agreement, there has not been any union organizing activities or proceedings involving, or any petitions for election of or demands for recognition by, a labor union or labor organization as the exclusive bargaining agent for any of the Company's employees. The Company has not received notice of any proceeding involving the Company currently pending before the National Labor Relations Board, including but not limited to any wherein a labor organization is seeking representation of any of the Company's employees.

      3.28.    WARN.  The Company has not taken any action which may cause or
               ----
have the effect of causing any of the provisions of the Worker Adjustment and Retraining Notification Act to be applied or become applicable to the Company.

      3.29.    Compliance with Laws.  Except as provided in Schedule 3.29
               --------------------                         -------------
attached hereto, the Company has complied in all material respects with and is currently complying in all material respects with all applicable federal state and local statutes, regulations, orders, ordinances and other laws material to the ownership and use of the properties of the Company, the utilization of any properties leased by the Company and the operation of the business of the Company.

      3.30.    Employee Benefit Plans.  Except as otherwise disclosed on
               ----------------------
Schedule 3.30 attached hereto, there are no pension, retirement, profit sharing,
-------------
employee stock option or stock
purchase, bonus, deferred compensation, incentive compensation, life insurance, health insurance, fringe benefits, severance, or other employee or retiree benefit plans relating or applicable to the Company or to its employees. The Company has heretofore delivered to Westower true and complete copies of the documents governing all such plans or arrangements as in effect on the date hereof. The Company has no plan or commitment, whether formal or informal and whether legally binding or not, to create any additional such plan or arrangement or to modify or change any existing plan or arrangement.

      3.31.    Full Disclosure.  No information furnished by the Company to
               ---------------
Westower in connection with this Agreement (including, but not limited to, the July 31 Financial Statements and the Annual Financial Statements and all information in the Schedules hereto) is false or misleading in any material respect. No representation or warranty by the Shareholder in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

      3.32.    Reliance.  The foregoing representations and warranties are made
               --------
by the Shareholder with the knowledge and expectation that Westower is placing complete reliance thereon.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER
              CONCERNING STOCK, AGREEMENT AND THE WESTOWER SHARES

     The Shareholder further represents and warrants to Westower as follows:

      4.1.     Enforceability.  The Shareholder has full power and authority to
               --------------
execute, deliver and perform his obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against him in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      4.2.     Stock of the Company.  The authorized capital stock of the
               --------------------
Company consists of 1,000 shares of the Company Shares, having a par value of $1.00 per share, all of which are issued and outstanding, validly issued, fully paid and non-assessable. No person has, or has ever had, any preemptive right to purchase or subscribe for any of the Company Shares or any other securities of the Company arising out of any issuance or sale by the Company of any shares of its authorized but unissued common stock or any other securities of the Company prior to the Closing Date. There are no outstanding securities of the Company which are convertible into or exchangeable for any shares of its capital stock and there is no existing contract, option, warrant, call or similar commitment of any character granted or issued by the Company calling for or relating to the issuance or transfer of shares of capital stock or any other securities of the Company.

      4.3.     Ownership of the Company Shares.  The Shareholder owns and holds
               -------------------------------
of record and beneficially all of the Company Shares. As such, the Shareholder has the sole voting or investment power with respect to all of the Company Shares. Except for the Company Shares, the Shareholder does not beneficially own any other equity security of the Company or any options, warrants or other rights to acquire any equity securities of the Company. The Shareholder has, and will convey to Westower hereunder, good title to the Company Shares free and clear of all claims, liens, charges and encumbrances of any nature whatsoever, except those imposed by applicable securities laws.

      4.4.     Investment Intent.  The Westower Shares are being acquired by the
               -----------------
Shareholder for investment, for his own account, not as a nominee or agent and not with a view to any distribution, sale or subdivision thereof.

      4.5.     No Current Registration of the Westower Shares.  The Shareholder
               ----------------------------------------------
acknowledges and understands that the Westower Shares have not been registered with the Securities and Exchange Commission (the "SEC") or with any state official or agency and are being offered and issued pursuant to an exemption from registrations set forth in the Securities Act of 1933, as amended (the "Securities Act") and applicable state blue sky or securities laws, and that no governmental agency has recommended or endorsed the Westower Shares or made any finding or determination relating to the fairness of the share exchange set forth herein.

      4.6.     Information Related to the Westower Shares.  The Shareholder is
               ------------------------------------------
an "accredited investor" as defined in Rule 501 under the Securities Act. The Shareholder has received and had an opportunity to review Westower's Post-Effective Amendment No. 1 to its Registration Statement on Form SB-2 filed with the SEC on August 7, 1998 and Current Report on Form 8K/A filed with the SEC on August 14, 1998 (the "Westower SEC Filing").

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF WESTOWER

     Where a representation contained in this Agreement is qualified by the phrase "to Westower's knowledge" (or words of similar import), such expression means that the chief executive officer and the chief financial officer believe the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. Westower represents and warrants (to Westower's knowledge) to the Shareholder as follows:

      5.1.     Organization and Existence.  Westower is a corporation duly
               --------------------------
organized, validly existing, and in good standing under the laws of the State of Washington and is duly qualified to do business as a foreign corporation in all other states where the nature of Westower's business requires such qualification.

      5.2.     Power and Authority.  Westower has full corporate power and
               -------------------
authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively, the "Westower Closing Documents"). Westower has full corporate power and authority to own, lease and operate its assets and to conduct its businesses as same are currently being conducted.

      5.3.     Authorization.  The execution, delivery and performance of this
               -------------
Agreement and all of the Westower Closing Documents, by Westower have been duly authorized by all requisite corporate action.

      5.4.     Binding Effect.  Upon execution and delivery by Westower, this
               --------------
Agreement and the Westower Closing Documents will be and constitute the valid, binding and legal obligations of Westower, enforceable against Westower in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      5.5.     Capitalization.  Westower is authorized by its Articles of
               --------------
Incorporation to issue 10,000,000 shares of common stock, $.01 par value per share, of which 6,139,912 were outstanding on August 28, 1998. All outstanding shares are duly and validly issued, fully paid, and non-assessable, and all were issued free of any preemptive rights.

      5.6.     Westower Shares.  The Westower Shares, when issued, delivered and
               ---------------
exchanged for the Company Shares in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights, free and clear of all claims, liens, charges and encumbrances of any nature whatsoever, except those imposed by applicable securities laws and this Agreement.

      5.7.     Westower Financial Statements.  The financial statements of
               -----------------------------
Westower contained in the Westower SEC Filing (collectively, the"Westower Financial Statements") fairly present the financial position of Westower at the dates thereof and the results of its operations for the periods therein specified; in accordance with generally accepted accounting principles consistently applied except as may be noted therein.

      5.8.     No Default.  Neither the execution and delivery of this Agreement
               ----------
or the Westower Closing Documents nor full performance by Westower of its obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Articles of Incorporation or Bylaws of Westower or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation included in or necessary for the operation of the Westower's business following the Closing or any other material contract, commitment, or other obligation to which Westower is a party.

      5.9.     No Consents.  No consent, approval or authorization of, or
               -----------
registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, except those, if any, as are delivered or obtained on or prior to the Closing, is required to be obtained or made by Westower prior to the Closing to authorize the execution, delivery and performance by Westower of this Agreement or the Westower Closing Documents.

      5.10.    No Knowledge of the Shareholder's Default.  Westower has no
               -----------------------------------------
knowledge that any of the Shareholder's representations and warranties contained in this Agreement or the Shareholder Closing Documents are untrue, inaccurate or incomplete in any material respect or that the Shareholder is in default under any term or provision of this Agreement or the Shareholder Closing Documents.

      5.11.    Filings with the SEC.  Except as may have been disclosed to the
               --------------------
Shareholder, Westower has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The filings pursuant to the Securities Act and the Exchange Act are collectively referred to as the "Public Reports." Each of the Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      5.12.    Subsequent Events; Investment Information.  Subsequent to the
               -----------------------------------------
respective dates as of which information is given in the Public Reports, there has been no material adverse change or any fact known to Westower and not disclosed to the Shareholder that could reasonably be expected to result in a material adverse change in the business or financial condition of Westower, and, except as disclosed in the Public Reports, there is no litigation or governmental proceeding to which Westower is a party or to which any property of Westower is subject or that is pending or, to the knowledge of Westower, contemplated against Westower that Westower reasonably expects to result in any material adverse change in the business or financial condition of Westower. The Westower SEC Filing does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      5.13.    Pooling of Interests.  There are no facts known to Westower that
               --------------------
preclude the transactions contemplated by this Agreement from qualifying for "pooling of interests" accounting treatment.

      5.14.    Full Disclosure.  No information furnished by Westower to the
               ---------------
Shareholder in connection with this Agreement (including, but not limited to, the Westower Financial Statements) is false or misleading in any material respect. No representation or warranty by Westower in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

      5.15.    Reliance.  The foregoing representations and warranties are made
               --------
by Westower with the knowledge and expectation that the Shareholder is placing complete reliance thereon.

                                   ARTICLE VI
                          COVENANTS OF THE SHAREHOLDER

     Except as to the covenants in Paragraphs 6.10 through 6.14 that apply post-Closing, the Shareholder hereby covenants and agrees from the date hereof to the Closing Date that, except for transactions expressly authorized by this Agreement, including transactions consented to in writing by Westower, he will cause the Company to comply with the following:

      6.1.     Access to Properties and Records.  The Company will afford to the
               --------------------------------
authorized representatives of Westower such reasonable access during regular business hours to the properties, books and records of the Company as Westower may from time to time reasonably request by prior notice.

      6.2.     Ordinary Course of Business.  The Company will operate its
               ---------------------------
business substantially as now operated and only in the ordinary course, and, to the extent consistent with such operation, it will use its best efforts to preserve intact its present business organization, to keep available the services of its present officers and key employees and to preserve its relationships with persons having business dealings with it. The Company will maintain its books, accounts and records in the usual, regular and ordinary manner in accordance with generally accepted accounting principles consistently applied.

      6.3.     Maintenance of Property.  The Company will maintain all of its
               -----------------------
assets in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and take all steps reasonably necessary to maintain its intangible assets, including without limitation, its patents, trademarks, tradenames, brand names, copyrights and any pending applications therefor.

      6.4.     No New Material Agreements.  The Company will not enter into any
               --------------------------
material leases, sale/leaseback transactions, agreements for the purchase of fixed assets, exclusive services agreements, or other material agreements, other than agreements relating to the purchase and sale of inventory and/or contract equipment in the ordinary course of business.

      6.5.     Compensation.  The Company will not (a) grant any increase in
               ------------
compensation other than normal merit and cost-of-living increases in accordance with the Company's general prevailing practices existing prior to the date of this Agreement to any officer, employee or agent, or (b) enter into or amend any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plan, trust agreement, or arrangement, or any employment, compensation or consulting agreement except as required by law.

      6.6.     Indebtedness.  The Company will not create, incur, assume
               ------------
guarantee or otherwise become liable with respect to any indebtedness for money borrowed or voluntarily create, incur, assume or guarantee any other indebtedness or obligation other than in the ordinary course of business.

      6.7.     No Securities Issued.  The Company will not issue any shares of
               --------------------
its capital stock or enter into any contract, or grant any option, warrant or right, calling for the issuance of any shares, and will not create any securities convertible into any such shares or convertible into securities in turn so convertible, or enter into any contract, or grant any option, warrant or right, calling for the issuance of any such convertible security.

      6.8.     Repurchase; Dividends.  The Company will not redeem, repurchase
               ---------------------
or otherwise acquire any capital stock of the Company, or, without the consent of Westower, declare or pay any dividend in cash, securities or other property, except for the dividend to be declared and paid to the Shareholder as described in Paragraph 3.23(d) hereof.

      6.9.     Cooperation.  The Shareholder will cooperate and will cause the
               -----------
Company to cooperate fully with Westower in promptly taking any and all actions or executing any and all documents appropriate to consummate the transactions contemplated by this Agreement.

      6.10.    Sale of the Westower Shares.  The Shareholder agrees that he will
               ---------------------------
not sell, pledge or otherwise transfer any of the Westower Shares received by him until such time as permitted under Rule 144 under the Securities Act ("Rule 144") or a registration statement with respect to the Westower Shares filed by Westower pursuant to the provisions of Paragraph 7.3 below becomes effective. The Shareholder understands that stop-transfer instructions will be given to Westower's transfer agent with respect to the certificates evidencing the Westower Shares delivered to him hereunder. In order to evidence the agreement described in this paragraph, and the provisions described in Paragraph 6.11 hereof, the Shareholder further agrees that the following legend may be placed by Westower upon the certificates representing the Westower Shares delivered to him hereunder:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 BUT HAVE BEEN ACQUIRED FOR INVESTMENT BY THE REGISTERED OWNER. NO SALE, PLEDGE OR OTHER TRANSFER MAY BE MADE UNLESS THE CORPORATION IS FURNISHED WITH AN OPINION OF COUNSEL FOR THE SHAREHOLDER IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION THAT SUCH SALE IS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, THE TRANSFER OF THESE SHARES IS RESTRICTED UNTIL THE CORPORATION HAS PUBLICLY RELEASED ITS FIRST REPORT INCLUDING THE COMBINED FINANCIAL RESULTS OF THE CORPORATION AND STANDBY SERVICES, INC. FOR A PERIOD OF AT LEAST 30 DAYS OF COMBINED OPERATIONS.

      6.11.    Disposition of the Westower Shares.  Notwithstanding anything
               ----------------------------------
herein contained to the contrary, the Shareholder will not sell, transfer or otherwise dispose of any of the Westower Shares, or any option, right or other interest with respect to the Westower Shares that the Shareholder will acquire pursuant to this Agreement, or any securities that may be paid as a dividend thereon or with respect thereto or issued or delivered in exchange or substitution therefor, or offer or agree to sell, transfer or otherwise dispose of, or in any other way reduce the Shareholder's risk of ownership or investment in the Westower Shares until Westower has publicly released its first report including the combined financial results of Westower and the Company for a period of at least 30 days of combined operations. After the release of the report described in the immediately preceding sentence, certificates evidencing the Westower Shares delivered at or after the Closing Date, may at the Shareholder's election, be surrendered for cancellation and reissuance with a legend relating only to the restriction on the transfer of the Westower Shares pursuant to the Securities Act.

      6.12.    Election to Close Books.  The Shareholder agrees that promptly
               -----------------------
following the Closing he will take whatever steps are necessary to cause the Company to sign and deliver to the Internal Revenue Service an Election to Close Books Upon S Corporation Termination and will execute the Consent of the Shareholder to such election.

      6.13.    Confidentiality and Noncompetition.  The Shareholder agrees to
               ----------------------------------
comply with the covenants of the Shareholder set forth in Paragraphs 3 and 4 of the Employment Agreement set forth in Exhibit C attached hereto, the provisions
                                      ---------
of which are incorporated herein by reference.

      6.14.    Audit.  The Shareholder will cooperate fully (including delivery
               -----
of representation letters in a form customarily required of management) with independent auditors designated by Westower to allow such auditors to audit financial statements of the Company referred to in paragraph 3.3 and deliver an opinion of the type required by the rules and regulations of the SEC.

      6.15.    Subchapter S Matters.
               --------------------

          (a) Prior to the Closing, the Company will issue a promissory note (the "Income Tax Note") to the Shareholder in an amount equal to the tax payable by the Shareholder in respect of the Company's taxable income for the period January 1, 1998 to August 31, 1998

(the "Income Period") less $500,000 (the amount heretofore distributed to the Shareholder in respect thereof). The Income Tax Note shall be payable on or before October 30, 1998.

          (b) Within 30 days after the Closing Date, the Shareholder will calculate his taxable income with respect to operations of the Company for the Income Period. Westower shall be given a reasonable opportunity to review such calculations. The Shareholder will prepare a Subchapter S tax return for the Income Period. The tax liability for the Shareholder will be calculated using a 39.6% tax rate. When the tax liability has been established, the Shareholder will notify Westower of the amount (if any) by which such tax liability differs from the amount of the Income Tax Note. If the tax liability as so determined exceeds the amount of the Income Tax Note, the Shareholder shall be entitled to payment of such amount on or before October 30, 1998. If the tax liability as so determined is less than the amount of the Income Tax Note, the Shareholder shall have an obligation to repay to the Company not later than October 31, 1998 any excess amounts received by him.

                                  ARTICLE VII
                             COVENANTS OF WESTOWER

     Westower hereby covenants and agrees:

      7.1.     Confidentiality.  Westower agrees that it will maintain in
               ---------------
confidence and neither disclose to any third party nor make commercial use of all or any part of any information disclosed by the Shareholder or the Company in connection with the transactions contemplated hereunder; provided, however, that the obligations contained in this paragraph shall not apply to such portions of such information which were known to Westower without obligation of confidentiality prior to disclosure to Westower by the Shareholder or the Company, as the case may be, as demonstrated by competent documentary evidence in Westower's possession, or which properly became available to Westower, under conditions which do not restrict further disclosure, from a third party source who shall not have obtained such information either directly or indirectly from the Shareholder or the Company or which now or hereafter comes into the public domain without fault on the part of Westower, or its employees. With respect to information disclosed to Westower related to the business and operations of the Company, the foregoing obligation of confidentiality shall apply prior to the Closing of the transactions contemplated by this Agreement, or, if no such Closing takes place, for a period of five years from the date of this Agreement.

      7.2.     Westower's Cooperation.  Westower will cooperate fully with the
               ----------------------
Shareholder and the Company in promptly taking any and all actions or executing any and all documents appropriate to consummate the transactions contemplated by this Agreement.

      7.3.     Registration and Listing of the Westower Shares.  Westower will
               -----------------------------------------------
use all commercially reasonable efforts to file with the SEC a registration statement for the Westower Shares delivered to the Shareholder hereunder pursuant to the Securities Act, as provided in the

Registration Rights Agreement between the Shareholder and Westower described in Exhibit F attached hereto. To the extent that any of the Westower Shares are not
---------
listed on the American Stock Exchange on the date of this Agreement, Westower shall file with the American Stock Exchange a listing application with respect to such shares.

      7.4.     Westower SEC Filing Obligations.  With a view to making available
               -------------------------------
the benefits of certain rules and regulations of the SEC which may at any time permit the sale of any of the Westower Shares which may be restricted as defined in Rule 144 to the public without registration pursuant to the Securities Act, Westower agrees to use its best lawful efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 at all times during which Westower is subject to the reporting requirements of the Exchange Act;

          (b) File with the SEC in a timely manner all reports and other documents required of Westower under the Securities Act and the Exchange Act (at all times during which Westower is subject to such reporting requirements); and

          (c) So long as the Shareholder owns any of the Westower Shares as restricted securities as defined in Rule 144, to furnish to the Shareholder upon request a written statement to Westower as to its compliance with the reporting requirements of Rule 144 and with regard to the Securities Act and the Exchange Act (at all times during which Westower is subject to such reporting requirements), a copy of the most recent annual or quarterly report of Westower, and such other reports and documents of Westower and other information in the possession of or reasonably obtainable by Westower as the Shareholder may reasonably request in availing himself of any rule or regulation of the SEC allowing the Shareholder to sell any of the Westower Shares without registration pursuant to the Securities Act.

      7.5.     Removal of Legend on Certificates Representing the Westower
               -----------------------------------------------------------
Shares. Westower shall promptly remove the legend on any certificates
------
representing the Westower Shares once the provisions of this Agreement and the Securities Act are satisfied. In addition, Westower shall notify its transfer agent that any stop-transfer instructions with respect to the Westower Shares have been rescinded.

      7.6.     Election to Close Books.  Westower agrees that promptly following
               -----------------------
the Closing it will cooperate in efforts, or cause the Company, to sign and deliver to the Internal Revenue Service the Election to Close Books Upon S Corporation Termination and will execute the Consent of the Shareholder to such election.

      7.7.     Member of the Board of Directors.  Promptly after the Closing
               --------------------------------
Date, Westower will take such action as may be necessary to appoint Shareholder as a member of the Board of Directors, and Westower will nominate Shareholder as a director at its next Annual Meeting of

Shareholders and thereafter for so long as Shareholder is employed by the Company and the Company is a subsidiary of Westower.

      7.8.     Access to Properties and Records.  From the date hereof to the
               --------------------------------
Closing Date, Westower will afford to the authorized representatives of the Shareholder such reasonable access during regular business hours to the properties, books and records of Westower as the Shareholder may from time to time reasonably request by prior notice.

      7.9.     Cooperation.  From the date hereof to the Closing Date, Westower
               -----------
will cooperate fully with the Shareholder in promptly taking any and all actions or executing any and all documents appropriate to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VIII
             CONDITIONS PRECEDENT TO THE SHAREHOLDER'S OBLIGATIONS

     The obligations of the Shareholder to consummate the transactions provided for in this Agreement are, at the option of the Shareholder, subject to satisfaction of the following conditions at or before the Closing Date:

      8.1.     Westower's Representations and Warranties.  All the covenants,
               -----------------------------------------
terms and conditions of this Agreement to be complied with or performed by Westower at or before the Closing Date shall have been complied with and performed in all material respects. The representations and warranties made by Westower in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except that any representation or warranty that by its terms is made with reference to a specific date shall have been correct in all material respects as of such date. A representation or warranty that is expressly subject to a materiality limitation shall not be subject to a further materiality limitation as a result of the use of the phrase "in all material respects" in the preceding sentence.

      8.2.     Delivery of the Westower Documents.  Westower shall have duly
               ----------------------------------
executed and delivered, or caused to be executed and delivered, to the Shareholder, this Agreement and the Westower Closing Documents.

      8.3.     Other Approvals.  All authorizations, consents, orders or
               ---------------
approvals of any federal or state governmental agency necessary for the consummation of the transactions contemplated hereby (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

      8.4.     No Litigation.  No administrative investigation, action, suit or
               -------------
proceeding seeking to enjoin the consummation of the transactions contemplated under this Agreement shall be pending or threatened.

      8.5.     Waivers and Consents Obtained.  Westower shall have obtained all
               -----------------------------
such consents, waivers, orders and approvals, as may be necessary so as to cure, resolve or otherwise avoid any conflict, breach or default, lien creation or violation that would have been caused by consummation of the transactions contemplated hereunder had such consents, waivers, orders and approvals not been obtained.

      8.6.     Pooling of Interests.  Neither Westower nor its affiliates shall
               --------------------
have taken any action inconsistent with accounting for the transactions contemplated by this Agreement as a pooling of interests, and Moss Adams LLP shall have advised Westower in writing that the transactions contemplated by this Agreement can be accounted for under the "pooling of interests" method.

                                   ARTICLE IX
                  CONDITIONS PRECEDENT TO WESTOWER'S OBLIGATIONS

     The obligation of Westower to consummate the transactions provided for in this Agreement are, at the option of Westower, subject to satisfaction of the following conditions at or before the Closing Date:

      9.1.     Representations and Warranties.  All the covenants, terms and
               ------------------------------
conditions of this Agreement to be complied with or performed by the Shareholder on or before the Closing Date shall have been complied with and performed in all material respects. The representations and warranties made by the Shareholder in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except that any representation or warranty that by its terms is made with reference to a specific date shall have been correct in all material respects as of such date. A representation or warranty that is expressly subject to a materiality limitation shall not be subject to a further materiality limitation as a result of the use of the phrase "in all material respects" in the preceding sentence.

      9.2.     Delivery of the Shareholder Closing Documents.  The Shareholder
               ---------------------------------------------
shall have duly executed and delivered, or caused to be executed and delivered, to Westower this Agreement and the Shareholder Closing Documents.

      9.3.     Other Approvals.  All authorizations, consents, orders or
               ---------------
approvals of any federal or state governmental agency necessary for the consummation of the transactions contemplated hereby (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

      9.4.     No Litigation.  No administrative investigation, action, suit or
               -------------
proceeding seeking to enjoin the consummation of the transactions contemplated under this Agreement shall be pending or threatened.

      9.5.     Waivers and Consents Obtained.  The Shareholder shall have
               -----------------------------
obtained all such consents, waivers, orders and approvals related to those matters listed on Schedule 3.17 hereof, as may be necessary so as to cure,
                  -------------
resolve or otherwise avoid any conflict, breach or default, lien creation or violation that would have been caused by consummation of the transactions contemplated hereunder had such consents, waivers, orders and approvals not been obtained.

      9.6.     Pooling of Interests.  The Shareholder and the Company or its
               --------------------
affiliates shall not have taken any action inconsistent with accounting for the transactions contemplated by this Agreement as a pooling of interests, and Moss Adams LLP shall have advised Westower in writing that the transactions contemplated by this Agreement can be accounted for under the "pooling of interests" method.

                                   ARTICLE X
                                INDEMNIFICATION

      10.1.    Indemnification of Westower.  Subject to the consummation of the
               ---------------------------
Closing and the limitation set forth in Paragraph 10.4 hereof, the Shareholder will indemnify, defend, and hold Westower, its subsidiaries and affiliates and their respective officers, directors and employees (the "Westower Indemnified Parties"), harmless from and against any and all Damages (as hereinafter defined) arising out of or resulting from any of the following:

          (a) The inaccuracy of any representation or the breach of any warranty by the Shareholder contained in this Agreement or the Shareholder Closing Documents; and

          (b) The breach or default by the Shareholder of any covenant contained in this Agreement or the Shareholder Closing Documents.

     The term "Damages," as used herein, shall include any claim, action, loss, cost, expense, liability, penalty or interest or damage, including, without limitation, reasonable counsel fees, and all reasonable costs and expenses of all actions, suits, proceedings, demands, assessments, claims and judgments, resulting from, occurring in connection with, or arising out of any breach of any representation, warranty or covenant by the Shareholder or Westower made in this Agreement or in any of the Shareholder Closing Documents or the Westower Closing Documents. "Damages" shall not include punitive, exemplary or consequential damages except those that may be asserted in a Third Party Claim (as hereinafter defined).

      10.2.    Indemnification of the Shareholder.  Subject to the consummation
               ----------------------------------
of the Closing, Westower will indemnify, defend and hold the Shareholder, his heirs, personal representatives, successors and assigns (the "Shareholder Indemnified Parties"), harmless from and against any and all Damages, arising out of or resulting from any of the following:

          (a) The inaccuracy of any representation, or the breach of any warranty by Westower contained in this Agreement or the Westower Closing Documents; and

          (b) The breach or default by Westower of any covenant contained in this Agreement or the Westower Closing Documents.

      10.3.    Procedure for Claims.  If either the Westower Indemnified Parties
               --------------------
or the Shareholder Indemnified Parties (the "Claimant") desires to make a claim against any party obligated to provide indemnification under Paragraph 10.1 or
10.2 hereof, respectively (the "Indemnitor"), with respect to any matter covered by such indemnification obligation, the procedures for making such claim shall be as follows:

          (a) Third Party Claims.  If the claim is for indemnification with
              ------------------
respect to any action, suit, proceeding or demand at any time instituted or asserted against, or made upon, the Claimant by or on the behalf of a third party (a "Third Party Claim"), the Claimant will give prompt written notice to the Indemnitor of the institution, assertion or making of the Third Party Claim, and the nature thereof. Upon delivery of such notice the claim specified herein shall be deemed to have been made for purposes of this Agreement. The Indemnitor shall, within 10 days after receipt of such notice, give written notice to the Claimant as to whether or not the Indemnitor accepts the responsibility to indemnify the Claimant with respect to the Third Party Claim. If the Indemnitor accepts the responsibility to indemnify the Claimant with respect to the Third Party Claim, the Claimant will then grant to the Indemnitor authority, and the Indemnitor will, subject to restrictions and limitations set forth in applicable insurance policies, proceed, at its sole expense, to cure, defend, compromise or settle the Third Party Claim, in the name of the Claimant or otherwise; provided, however, that any such defense of the Third Party Claim shall be conducted by counsel reasonably satisfactory to the Claimant, and that the Indemnitor shall not enter into any final compromise or settlement of the Third Party Claim without the prior written consent of the Claimant. If the Indemnitor denies the responsibility to indemnify the Claimant with respect to the Third Party Claim, or if the Indemnitor fails to respond in a timely manner to the Claimant's notice of the Third Party Claim or fails to proceed in a diligent and timely manner to cure, defend, compromise or settle a Third Party Claim for which it has accepted responsibility pursuant to the foregoing provisions, the Claimant may then, subject to restrictions and limitations set forth in applicable insurance policies, proceed to cure, defend, compromise or settle such Third Party Claim as it shall in its sole discretion deem to be advisable, without prejudice to any right to indemnification the Claimant may have against the Indemnitor with respect thereto, whether pursuant to this Agreement or otherwise, and in such event the liability of the Indemnitor to the Claimant for indemnification with respect to such Third Party Claim shall be determined by a final and nonappealable judgment entered by a court of competent jurisdiction, or by written consent of the Indemnitor.

          (b) Non-Third Party Claims.  If the claim is for indemnification with
              ----------------------
respect to a matter other than a Third Party Claim, the Claimant will give prompt written notice to the Indemnitor of such claim, setting forth with reasonable particularity the basis, nature and dollar amount thereof. Upon delivery of such notice the claim specified therein shall be deemed to have been made for purposes of this Agreement. The Indemnitor shall, within 30 days after receipt of such notice, give written notice to the Claimant as to whether or not the Indemnitor accepts the responsibility to indemnify the Claimant with respect to such claim. If the Indemnitor accepts the responsibility to indemnify the Claimant with respect to such claim, the Indemnitor shall immediately pay to the Claimant the amount set forth in the notice thereof, and upon actual receipt of such payment by the Claimant such claim shall be deemed to have been satisfied. If the Indemnitor denies the responsibility to indemnify the Claimant with respect to such claim, or if the Indemnitor fails to respond in a timely manner to notice of such claim, the liability of the Indemnitor to the Claimant for indemnification with respect to such claim shall be determined by a final and nonappealable judgment entered by a court of competent jurisdiction, or by written consent of the Indemnitor.

      10.4.    Limitation on the Shareholder's Indemnification.  Notwithstanding
               -----------------------------------------------
the provisions of Paragraph 10.2 hereof, the Shareholder will not be obligated to indemnify, defend or hold Westower harmless from or against liabilities, damages, losses, claims, costs or expenses arising out of or resulting from matters described in Paragraph 10.1(a) hereof, except to the extent that (a) the amount of all such liabilities, damages, losses, claims, costs or expenses exceeds $250,000, and (b) the total indemnification obligation of the Shareholder to Westower with respect to matters described in Paragraph 10.1 hereof will in no event obligate the Shareholder to do more than return to Westower the Westower Shares having a value equal to the amount of such indemnification obligation if they are still owned by the Shareholder. If any of the Westower Shares are not then owned by the Shareholder, then the Shareholder shall only be required to deliver to Westower the value on the date of disposition of the Westower Shares disposed of by the Shareholder, plus the return of any of the Westower Shares still owned by the Shareholder.
Thereafter, the Shareholder shall have no further liability to Westower or any other party in connection with this Agreement.

      10.5.    Duration of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of the Shareholder and the Company herein contained shall survive the Closing (a) with respect to matters covered by Paragraph 3.6 of this Agreement, for the period ending on the expiration of the applicable statutes or limitations, and (b) with respect to all other representations and warranties contained in Article III of this Agreement, for a period of three years from the Closing Date. The representations and warranties of Westower contained shall survive the Closing for a period of three years from the Closing Date.

     The rights of the Shareholder Indemnified Parties and the Westower Indemnified Parties under this Article X shall be their exclusive remedy with respect to any claim for Damages; provided, however, that the foregoing clause of this sentence shall not be deemed a waiver by any party to this Agreement of any of its rights or remedies arising by reason of any claim of fraud.

                                   ARTICLE XI
                       TERMINATION; WAIVER AND AMENDMENT

      11.1.    Termination.  This Agreement may be terminated in any one of the
               -----------
following ways:

          (a) At any time on or prior to the Closing Date by the mutual consent in writing of the Shareholder and Westower; or,

          (b) On the Closing Date (i) by the Shareholder, in writing, if the conditions set forth in Article VIII above hereof shall not have been met; or
(ii) by Westower, in writing, if the conditions set forth Article IX above shall not have been met; or,

          (c) By the Shareholder or Westower if the Closing shall not have occurred on or prior to September 30, 1998.

      11.2.    Waiver and Amendment.
               --------------------

          (a) Westower or the Shareholder may at any time extend the time for the performance of any of the obligations or other acts of any other party hereto and may waive, with respect to such other party, (i) any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements, or satisfaction of any of the conditions to its obligations, contained in this Agreement, or (iii) the performance (including performance to the satisfaction of a party) of any obligation set out herein. Any waiver by any party of a condition to its obligation to perform this Agreement and the subsequent Closing hereunder shall be in writing and shall be without prejudice to the rights or remedies it may have arising out of any subsequent or different breach of the same or any other any representation, warranty, covenant or other agreement hereunder.

          (b) The provisions of this Agreement may not be changed, modified or amended except by way of a writing duly executed by each of the parties hereto.

                                  ARTICLE XII
                                 MISCELLANEOUS

      12.1.    Expenses.  Each party shall pay its own expenses for the
               --------
preparation and execution of this Agreement and in connection with the transactions contemplated hereby, whether or not this Agreement goes to Closing or terminates pursuant to the provisions of Article XI hereof.

      12.2.    Exhibits and Schedules Incorporated by Reference.  All exhibits
               ------------------------------------------------
and schedules to this Agreement referenced in this Agreement are, by such reference, incorporated herein.

      12.3.    Notices.  Any notice, request, instruction or other document to
               -------
be given hereunder by any party or parties hereto to the other parties will be effective upon receipt by the other parties if given in writing, delivered personally, mailed by registered or certified mail, postage paid, sent by commercial overnight delivery service, fees prepaid, or sent by confirmed facsimile transmission to the following addresses or facsimile transmission numbers:

          (a)  If to the Shareholder, addressed to:

               Mr. Tom T. Cunningham
               Standby Services, Inc.
               1818 Kersten
               Houston, Texas 77043

               Facsimile Transmission Number: 713-467-8479
               Confirmation Number: 713-467-1362

               With a courtesy copy to:

               Larry Hysinger, Esquire
               Hysinger & Pearson
               1100 Louisiana, Suite 3440
               Houston, Texas 77002-5222

               Facsimile Transmission Number: 713-650-0254
               Confirmation Number: 713-650-0255

          (b)  If to Westower, addressed to:

               Mr. Peter Lucas
               Westower Corporation
               2653 151 Place NE
               Redmond, Washington 98052

               Facsimile Transmission Number: 604-576-4855
               Confirmation Number: 604-576-4755

               With a courtesy copy to:

               Peter S. Sartorius, Esquire
               Morgan, Lewis & Bockius, LLP
               2000 One Logan Square
               Philadelphia, Pennsylvania 19103-6993

               Facsimile Transmission Number: 215-963-5299
               Confirmation Number: 215-963-5560

     Failure to send a courtesy copy of any notice as provided above shall not make the provision of such notice defective. Any party hereto may direct in writing that notices or courtesy copies thereof be sent to other or additional addresses by like notice.

      12.4.    Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute but one instrument. Confirmation by electronic transmission of a facsimile signature page shall be binding on any party so confirming.

      12.5.    Party in Interest.  This Agreement is made solely for the benefit
               -----------------
of Westower and the Shareholder, and no other person, partnership, trust association or corporation shall acquire or have any right under or by virtue of this Agreement. This Agreement shall be binding on the parties hereto and their respective successors, heirs and permitted assigns.

      12.6.    Entire Agreement; Writing Required to Amend.  This Agreement,
               -------------------------------------------
including the Schedules and Exhibits hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection therewith. No covenant or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement.

      12.7.    Partial Invalidity.  If any term, provision, covenant or
               ------------------
condition of this Agreement is held by any court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall continue in full force and effect.

      12.8.    Headings.  The sections headings provided in this Agreement are
               --------
for convenience only and are in no way intended to affect the meaning or import of any of the language contained in this Agreement.

      12.9.    Precedence of Documents.  In the event that there is a conflict
               -----------------------
between the terms of this Agreement and any other agreement, document, instrument and writing executed or entered into by any of the parties hereto with respect to any of the transactions contemplated by this Agreement, the terms and conditions of this Agreement shall take precedence.

      12.10.   Assignment.  This Agreement may not be assigned by either party,
               ----------
without the express written approval of the other party hereto, except that Westower may assign its rights to any successor owner of the Company or all or substantially all of its assets.

      12.11.   Choice of Law.  This Agreement shall be governed by and construed
               -------------
according to the laws of the State of Washington. The federal and state courts located in King County, Washington shall have the exclusive jurisdiction over any dispute under this Agreement, and each of the undersigned consents to personal jurisdiction in such courts.

      12.12.   Enforcement Cost.  If any civil action, arbitration, or other
               ----------------
legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees, court cost and expenses incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party may be entitled.

      12.13.   Equitable Remedies.  Each of the parties acknowledges that the
               ------------------
other party will be irreparably damaged (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced. Therefore, in the event of a breach or threatened breach by any party of any provision of this Agreement, then the other parties shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post an injunction bond, and/or to a decree for specific performance of the provisions of this Agreement.

      12.14.   The Shareholder's Access to Books and Records.  Within 10 days of
               ---------------------------------------------
receipt of notice in writing of any audit of, or deficiency notice to, the Company or the Shareholder which Westower receives with respect to Taxes for periods ending on or prior to the Closing Date, Westower will furnish a copy of such notice to the Shareholder. Westower shall cooperate with and give the Shareholder reasonable access during normal business hours on advance notice to the records of the Company for the period under examination and shall use its best efforts to furnish any other documents or instruments necessary to enable the Shareholder's representatives to properly defend the audit, deficiency or other proceedings. If the Shareholder exercise his right to prepare and prosecute a tax refund claim, Westower will give the Shareholder reasonable access to the records of the Company and any other documents and instruments necessary to enable the Shareholder's representatives to properly prepare and prosecute the refund claim.

      12.15.   Time of the Essence.  Time is of the essence of this Agreement.
               -------------------

      12.16.   Joint Approval of Press Release.  Except as otherwise required by
               -------------------------------
applicable securities laws, all press releases and public announcements related to this Agreement and the transactions contemplated thereby must be approved in advance by Westower and the Shareholder.

      12.17.   Survival.  Without limiting of any other provision hereof, all
               --------
provisions of this Agreement which by their terms require or may require performance after the Closing shall survive the Closing and for such period following the Closing as may be required for Westower, the Company or the Shareholder, as the case may be, to fulfill their respective obligations thereunder; such provisions shall terminate by their terms thereafter.

      12.18.   Construction.  Words of any gender used in this Agreement shall
               ------------
be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

      12.19.   Cumulative Rights.  The rights and remedies of any party under
               -----------------
this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement on the date first written above.

                                       /s/ Tom T. Cunningham
                                       ---------------------------------------
                                       TOM T. CUNNINGHAM


                                       WESTOWER CORPORATION



                                       By /s/ Calvin J. Payne
                                       --------------------------------------
                                       Calvin J. Payne, Chairman of the Board

                                LIST OF EXHIBITS

Exhibit A        The Shareholder's Certificate
Exhibit B        Opinion of the Shareholder's Counsel
Exhibit C        The Employment Agreement
Exhibit D        Westower's Certificate
Exhibit E        Opinion of Westower's Counsel
Exhibit F        The Registration Rights Agreement

                                                                       EXHIBIT A


                         THE SHAREHOLDER'S CERTIFICATE

     The Shareholder (as such term is hereafter defined) hereby certifies, in connection with the transactions contemplated by the Share Exchange Agreement by and between TOM T. CUNNINGHAM and WESTOWER CORPORATION, a Washington corporation, dated as of August 31, 1998 (the "Agreement"), that:

     1. The covenants, terms and conditions of the Agreement to be complied with or performed by the Shareholder on or before the date hereof have been complied with and performed in all material respects.

     2. The representations and warranties made by the Shareholder in the Agreement are true and correct in all material respects at and as of the date hereof, except that any representation or warranty that in accordance with its terms was made with reference to a specific date was correct in all material respects as of such date.

Dated: August 31, 1998



                                       -----------------------------------------
                                       TOM T. CUNNINGHAM

                                                                       EXHIBIT B

                      OPINION OF THE SHAREHOLDER'S COUNSEL

                               HYSINGER & PEARSON

                                   ATTORNEYS
                                1100 LOUISIANA
 (713) 650-0255                    SUITE 3440             FAX (713) 650-0254
                           HOUSTON, TEXAS 77002-5222



August 31, 1998


Westower Corporation
7001 N.E. 40th Avenue
Vancouver, WA  98661

Re:  Acquisition of Stock of Standby Services, Inc. by Westower Corporation
     ----------------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Tom T. Cunningham (the "Shareholder"), the sole shareholder of Standby Services, Inc., a Texas corporation ("Standby"), in connection with the Share Exchange Agreement, dated as of August 31, 1998 (the "Exchange Agreement"), by and between the Shareholder and Westower Corporation, a Washington corporation ("Westower"). The Exchange Agreement provides for, among other things, the exchange of the 1,000 shares of common stock, par value $1.00 per share, of Standby owned by the Shareholder into an aggregate of 543,590 shares of common stock, par value $.01 per share, of Westower. We are furnishing this opinion pursuant to Section 2.2(a) of the Exchange Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Exchange Agreement.

As such counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Exchange Agreement, the Registration Rights Agreement dated as of August 31, 1998 by and between the Shareholder and Westower, the Employment Agreement dated as of August 31, 1998 by and between the Shareholder and Standby and such other records and documents, and made such examinations of fact and law as we deemed necessary to form the basis for our opinions hereinafter expressed.

Westover Corporation
August 31, 1998
Page 2


In all examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the legal capacity of all persons executing agreements, instruments or documents, the completeness and authenticity of all records and documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.

Based upon the foregoing, subject to the qualifications hereinafter set forth and recognizing that the Exchange Agreement is governed by the laws of the State of Washington, a jurisdiction in which we are not admitted to practice, we are of the opinion as of the date hereof that, assuming the Exchange Agreement was governed by the laws of the State of Texas:

3. Standby is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its businesses in the same manner as such businesses are now being conducted.

4. The Shareholder has full power and authority to execute, deliver and perform his obligations under the Exchange Agreement and to consummate the transactions contemplated thereby. The Exchange Agreement has been duly executed and delivered by the Shareholder and, to the extent Texas law is applicable, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against him in accordance with the terms thereof, except as the enforceability thereof may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5. The authorized capital stock of Standby consists of 1,000 shares of common stock, par value of $1.00 per share (the "Standby Shares"), all of which are issued and outstanding, validly issued, fully paid and non-assessable. No person has, or has ever had, any preemptive right to purchase or subscribe for any of the Standby Shares or any other securities of Standby arising out of any issuance or sale by Standby of any shares of its authorized but unissued common stock or any other securities of Standby prior to the Closing Date. There are no outstanding securities of Standby which are convertible into or exchangeable for any shares of its capital stock and there is no existing contract, option, warrant, call or similar commitment of any character granted or issued by Standby calling for or relating to the issuance or transfer of shares of capital stock or any other securities of Standby.

Westover Corporation
August 31, 1998
Page 3


6. The Shareholder has conveyed to Westower all of his right, title and interests in and to the Standby Shares free and clear of all claims, liens, charges and encumbrances of any nature whatsoever, including, without limitation, any interest the Shareholder's spouse may have had therein.

The opinions expressed herein are for your sole benefit and may be relied upon by you only in connection with the transaction described herein.

Very truly yours,

                                                                       EXHIBIT C


                              EMPLOYMENT AGREEMENT


          See Exhibit 2.3 of the Company's Current Report on Form 8-K

                                                                       EXHIBIT D

                              WESTOWER CERTIFICATE

     The undersigned hereby certifies, in connection with the transactions contemplated by the Share Exchange Agreement by and between TOM T. CUNNINGHAM (the "the Shareholder") and WESTOWER CORPORATION, a Washington corporation, ("Westower") dated as of August 31, 1998 (the "Agreement"), that, as to
Westower:

     1. The covenants, terms and conditions of the Agreement to be complied with or performed by Westower on or before the date hereof have been complied with and performed in all material respects.

     2. The representations and warranties made by Westower in the Agreement are true and correct in all material respects at and as of the date hereof, except that any representation or warranty that in accordance with its terms was made with reference to a specific date was correct in all material respects as of such date.

Dated: August 31, 1998


                                    WESTOWER CORPORATION


                                     By --------------------------------------
                                        Calvin J. Payne, Chairman of the Board

                                                                       EXHIBIT E


                         REGISTRATION RIGHTS AGREEMENT


          See Exhibit 2.2 of the Company's Current Report on Form 8-K

                                      E-1